UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011 (October 25, 2011)

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Holger Way

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

FY12 Base Salary Adjustments

On October 25, 2011, following an extensive market comparison of compensation levels at peer companies led by an outside compensation consultant and consideration of various other factors, the Compensation Committee (the “Committee”) of the Board of Directors of Brocade Communications Systems, Inc. (the “Company”) approved certain adjustments in compensation to the Company’s executive officers. Specifically, the Committee approved the following adjustments to annual base salary: Michael Klayko, Chief Executive Officer, from $775,000 to $800,000; Daniel Fairfax, Chief Financial Officer and Vice President, Finance, from $385,000 to $425,000; Tyler Wall, Vice President and General Counsel, from $350,000 to $365,000; and Ian Whiting, Senior Vice President, Worldwide Sales, from $415,000 to $300,000. The salary adjustments are effective as of November 1, 2011 (the beginning of the Company’s fiscal year).

FY12 Senior Leadership Plan and “Rev it Up Plan”

The Committee did not make any changes to the Company’s Senior Leadership Plan for fiscal year 2012 compared to fiscal year 2011, other than to exclude Mr. Whiting, who is now eligible to participate in the Company’s new Sales Leader Plan for fiscal year 2012 (described below).

On October 25, 2011, the Committee approved the “Rev It Up Plan” for fiscal year 2012 for certain officers of the Company, including Messrs. Fairfax and Wall. Under the terms of the Rev It Up Plan, certain officers and each of Messrs. Fairfax and Wall would be eligible to earn a target cash payout equal to 25% of their respective annual base salary based upon the achievement of certain minimum revenue and non-GAAP operating performance targets. The actual payout is subject to upward or downward adjustment depending on the Company’s actual performance compared to the performance targets. The performance targets mirror the Company’s Senior Leadership Plan for fiscal year 2012 for these participants, which are as follows: revenue (weighted at 60%); non-GAAP operating income (weighted at 30%); and individual performance based on individual or departmental objectives (weighted at 10%).

FY12 Sales Leader Plan

On October 28, 2011, the Committee approved the Company’s Sales Leader Plan for Mr. Whiting. Pursuant to the terms of the plan, Mr. Whiting would be eligible to earn a target cash payout equal to 200% of his annual base salary upon the achievement of certain performance targets. The actual payout is subject to upward or downward adjustment depending on the actual performance compared to the performance targets. Up to $100,000 of the total bonus amount under the Sales Leader Plan is based on meeting quarterly revenue performance targets and the remainder is based on the following performance metrics: revenue (weighted at 50%), gross margin (weighted at 25%) and sales expense management (weighted at 25%).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: October 28, 2011	By:	/s/ Tyler Wall
Tyler Wall
Vice President, General Counsel and Corporate Secretary

3